Exhibit 99.2

Bill Barrett Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 31, 2012, Bill Barrett Corporation (the “Company”) closed on its previously announced sale to an affiliate of Vanguard Natural Resources, LLC (“Buyer”) of certain of the Company’s non-core natural gas assets under the Purchase and Sale Agreement between the Company and Buyer dated October 31, 2012 (the “Agreement”). The assets sold include all Wind River Basin natural gas producing properties, the Company’s Powder River Basin coal bed methane assets and a working interest in its Gibson Gulch-Piceance Basin development property. Total consideration received by the Company was $328.8 million after customary preliminary closing adjustments. The transaction was effective as of October 1, 2012.

The following pro forma condensed consolidated balance sheet information as of September 30, 2012 is based on the historical financial statements of the Company, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Company’s sale on December 31, 2012 of the Wind River Basin (“WRB”) natural gas producing properties, the Company’s Powder River Basin coalbed methane (“CBM”) assets and a working interest in its Gibson Gulch-Piceance Basin development property on December 31, 2012 as if the sale had occurred on September 30, 2012.

The unaudited pro forma consolidated statements of income for the three and nine months ended September 30, 2012 and the year ended December 31, 2011 are based on the historical financial statements of the Company, including certain pro forma adjustments, and assume that the sale of the assets occurred as of the beginning of the period presented.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. In preparing the pro forma information, the Company eliminated all direct expenses related to the properties, but did not adjust general and administrative expenses or for commodity hedging activity. The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial position of the Company or the pro forma effect of closing of the divestiture and should not be taken as indicative of the Company’s future results of operations or financial position. Actual results may differ significantly from those reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results. The pro forma adjustments are described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements give effect to pro forma adjustments to reflect the sale of the WRB natural gas producing properties, the CBM assets and a working interest in the Gibson Gulch-Piceance Basin development property as if the sale had occurred as of the beginning of the period presented in the pro forma statements of income for the three and nine months ended September 30, 2012 and for the year ended December 31, 2011 and as if the sale had occurred on September 30, 2012 in the pro forma balance sheet.

(2)	Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of income and balance sheet reflect the effect of the following pro forma adjustments:

(a)	The sale of the oil and gas assets as if the sale had occurred on September 30, 2012.

(b)	The effect on stockholders’ equity as a result of adjustment (a).

(c)	The assumed paydown of outstanding borrowings under the Company’s bank credit facility with a portion of the net cash proceeds from the divestiture. This $160.0 million represents the outstanding balance on the credit facility as of September 30, 2012.

(d)	The difference between the purchase price of $335.0 million (before closing adjustments) and the paydown of the outstanding borrowings under the Company’s bank credit facility as of September 30, 2012 of $160.0 million.

(e)	The reversal of interest expense relating to the Company’s credit facility in conjunction with the paydown of the credit facility with proceeds received from the divestiture for the three and nine months ended September 30, 2012 and for the year ended December 31, 2011.

(f)	Elimination of sales of natural gas, oil and natural gas related revenues directly related to the assets for the three and nine months ended September 30, 2012 and for the year ended December 31, 2011.

(g)	Elimination of direct operating expenses and income taxes related to the assets for the three and nine months ended September 30, 2012 and for the year ended December 31, 2011.

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2012

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
	(In thousands)
Current Assets:
Cash and cash equivalents	$23,933	$175,000	(d)	$198,933
Accounts Receivable	97,025	0		97,025
Derivative Assets	32,867	0		32,867
Prepayments and other current assets	6,763	0		6,763

Total current assets	160,588	175,000		335,588
Property and Equipment — At cost, successful efforts method for oil and gas properties:
Proved oil and gas properties	4,149,790	(1,094,254	)(a)	3,055,536
Unproved oil and gas properties, excluded from amortization	580,912	(22,869	)(a)	558,043
Furniture, equipment and other	44,186	(416	)(a)	43,770

	4,774,888	(1,117,539)		3,657,349
Accumulated depreciation, depletion, amortization and impairment	(1,910,047)	759,821		(1,150,226)

Total property and equipment, net	2,864,841	(357,718	)(a)	2,507,123
Deferred financing costs and other noncurrent assets	35,200	0		35,200

Total assets	$3,060,629	$(182,718)		$2,877,911

Current Liabilities:
Accounts payable and accrued liabilities	$140,932	$(255	)(a)	$140,677
Amounts payable to oil and gas property owners	16,360	0		16,360
Production taxes payable	46,134	0		46,134
Derivative liabilities	611	0		611
Deferred income taxes	6,722	0		6,722
Current portion of long-term debt	9,003	0		9,003

Total current liabilities	219,762	(255)		219,507
Long-Term debt	1,318,540	(160,000	)(c)	1,158,540
Asset retirement obligation	71,100	(30,994	)(a)	40,106
Deferred income taxes	271,388	(3,756	)(a)	267,632
Derivatives and other noncurrent liabilities	5,632	0		5,632
Total stockholders’ equity	1,174,207	12,287	(b)	1,186,494

Total liabilities	$3,060,629	$(182,718)		$2,877,911

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2012

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil and gas production	$516,556	$(68,467	)(f)	$448,089
Other	3,838	0		3,838

Total operating and other revenues	520,394	$(68,467)		451,927
Operating Expenses:
Lease operating expense	54,671	(10,309	)(g)	44,362
Gathering, transportation and processing expense	79,939	(16,733	)(g)	63,206
Production tax expense	21,193	(4,772	)(g)	16,421
Exploration expense	8,063	(298	)(g)	7,765
Impairment, dry hole costs and abandonment expense	60,179	(9,052	)(g)	51,127
Depreciation, depletion and amortization	251,417	(40,753	)(g)	210,664
General and administrative expense	51,441	0		51,441

Total operating expenses	526,903	(81,917)		444,986

Operating Income (Loss)	(6,509)	13,450		6,941
Other Income and Expense:
Interest income and other income (expense)	128	0		128
Interest expense	(70,029)	1,607	(e)	(68,422)
Commodity derivative gain (loss)	53,431	0		53,431
Gain on extinguishment of debt	1,601	0		1,601

Total other income and expense	(14,869)	1,607		(13,262)

Income (Loss) before Income Taxes	(21,378)	15,057		(6,321)
Provision for (Benefit from) Income Taxes	(7,943)	5,654	(g)	(2,289)

Net Income (Loss)	$(13,435)	$9,403		$(4,032)

Net Income Per Common Share, Basic	$(0.28)			$(0.09)

Net Income Per Common Share, Diluted	$(0.28)			$(0.09)

Weighted Average Common Shares Outstanding, Basic	47,172,656			47,172,656

Weighted Average Common Shares Outstanding, Diluted	47,172,656			47,172,656

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the three months ended September 30, 2012

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil and gas production	$180,024	$(22,797	)(f)	$157,227
Other	842	0		842

Total operating and other revenues	180,866	$(22,797)		158,069
Operating Expenses:
Lease operating expense	17,003	(2,897	)(g)	14,106
Gathering, transportation and processing expense	26,725	(5,743	)(g)	20,982
Production tax expense	8,094	(1,861	)(g)	6,233
Exploration expense	3,562	(48	)(g)	3,514
Impairment, dry hole costs and abandonment expense	38,540	(7	)(g)	38,533
Depreciation, depletion and amortization	91,392	(13,842	)(g)	77,550
General and administrative expense	17,965	0		17,965

Total operating expenses	203,281	(24,398)		178,883

Operating Income (Loss)	(22,415)	1,601		(20,814)
Other Income and Expense:
Interest income and other income (expense)	53	0		53
Interest expense	(24,527)	870	(e)	(23,657)
Commodity derivative gain (loss)	(38,340)	0		(38,340)

Total other income and expense	(62,814)	870		(61,944)

Income (Loss) before Income Taxes	(85,229)	2,471		(82,758)
Provision for (Benefit from) Income Taxes	(32,603)	928	(g)	(31,675)

Net Income (Loss)	$(52,626)	$1,543		$(51,083)

Net Income Per Common Share, Basic	$(1.11)			$(1.08)

Net Income Per Common Share, Diluted	$(1.11)			$(1.08)

Weighted Average Common Shares Outstanding, Basic	47,230,473			47,230,473

Weighted Average Common Shares Outstanding, Diluted	47,230,473			47,230,473

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2011

	Bill Barrett Historical	Pro Forma Adjustment		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil and gas production	$780,751	$(139,584	)(f)	$641,167
Other	4,873	0		4,873

Total operating and other revenues	785,624	(139,584)		646,040
Operating Expenses:
Lease operating expense	56,603	(13,822	)(g)	42,781
Gathering, transportation and processing expense	93,423	(23,453	)(g)	69,970
Production tax expense	37,498	(12,306	)(g)	25,192
Exploration expense	3,645	(395	)(g)	3,250
Impairment, dry hole costs and abandonment expense	117,599	(95,474	)(g)	22,125
Depreciation, depletion and amortization	288,421	(71,812	)(g)	216,609
General and administrative expense	66,780	0		66,780

Total operating expenses	663,969	(217,262)		446,707

Operating Income	121,655	77,678		199,333
Other Income and Expense:
Interest income and other income (expense)	(397)	0		(397)
Interest expense	(58,616)	2,553	(e)	(56,063)
Commodity derivative gain (loss)	(14,263)	0		(14,263)

Total other income and expense	(73,276)	2,553		(70,723)

Income before Income Taxes	48,379	80,231		128,610
Provision for Income Taxes	17,672	30,111	(g)	47,783

Net Income	$30,707	$50,120		$80,827

Net Income Per Common Share, Basic	$0.66			$1.74

Net Income Per Common Share, Diluted	$0.65			$1.71

Weighted Average Common Shares Outstanding, Basic	46,535,632			46,535,632

Weighted Average Common Shares Outstanding, Diluted	47,236,663			47,236,663